Exhibit 10.15.2

SECOND AMENDMENT TO THE

ARTHUR J. GALLAGHER & CO.

SUPPLEMENTAL SAVINGS AND THRIFT PLAN

WHEREAS, Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), maintains the Arthur J. Gallagher & Co. Supplemental Savings and Thrift Plan, effective January 1, 1999 (the “Plan”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Company has reserved the power to amend the Plan by an instrument in writing which has been executed on its behalf by a duly authorized officer;

WHEREAS, the Company desires to amend the Plan to permit employees who receive awards under the Arthur J. Gallagher & Co. Restricted Stock Plan during the 2005 calendar year to elect to defer the receipt of shares issued upon the vesting of such awards; and

WHEREAS, the Company desires to amend the Plan to permit employees who elected to defer their 2005 bonuses to revoke such election.

NOW, THEREFORE, pursuant to the power of amendment contained in Section 9.1 of the Plan, Section 4.1 of the Plan is hereby amended, effective January 1, 2005, by adding the following new subsections thereto:

(f) Each Eligible Employee who is granted an award under the Arthur J. Gallagher & Co. Restricted Stock Plan during the 2005 calendar year may elect, not later than March 10, 2005, to defer the receipt of the shares subject to such award, pursuant to the terms of this Plan and such other terms and conditions prescribed by the Company. An Eligible Employee may revoke the deferral of some or all of the shares deferred pursuant to such election, by submitting a notice of revocation not later than December 31, 2005, in accordance with such terms and conditions as are prescribed by the Company.

(g) Each Eligible Employee who elects to defer his or her annual bonus earned in 2005 may revoke such election by submitting a notice of revocation not later than December 31, 2005, in accordance with such terms and conditions as are prescribed by the Company.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 17th day of November, 2005.

ARTHUR J. GALLAGHER & CO.

By:	/s/ J. Patrick Gallagher, Jr.
J. Patrick Gallagher, Jr., President & Chief Executive Officer